EXHIBIT 23.2



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                    CONSENT OF RAYMOND CHABOT GRANT THORNTON

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Bowater Incorporated of our report dated February 13, 2001 relating to the consolidated financial statements of Alliance Forest Products Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus.

(s) Raymond Chabot Grant Thornton

Chartered Accountants
General Partnership

Montreal, Canada
June 5, 2001